Financial Review

Jeffrey N. Boyer
Senior Vice President
Chief Financial Officer

April 19, 2001

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Forward Looking Statements

This presentation contains "forward looking statements," based on assumptions about the future, which are subject to risks and uncertainties, such as competitive conditions in retail, changes in consumer confidence, changes in interest rates, delinquency and charge-off trends in the credit card receivables portfolio, the pace of development of new sites for The Great Indoors, consumer acceptance and use of the Sears Gold MasterCard, and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its consolidated operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The company believes its forward looking statements are reasonable but cautions that actual results could differ materially. The company intends these forward looking statements to speak only as of the time of this presentation and does not undertake to revise or confirm them as more information becomes available.

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2001 Outlook - Second Quarter

Retail and Related Servicies

Continued challenging environment anticipated

- Comparable sales down low single-digit

- Continued margin pressure

- Limited SG&A opportunity

- TGI rollout investments

Credit and Financial Products

Ongoing investments reduce operating income

- Modest growth in receivables balances

- Revenues down due to yield

- Stable portfolio quality

- Stable net interest margin

- Investments for MasterCard roll-out, notification costs

Sears Canada

Continued soft Canadian retail environment expected

Modest comparable sales increase

Continued gross margin pressure

Limited SG&A opportunity

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2001 Outlook - Q2 Earnings Per Share

Second Quarter

-Down high single to low double-digit

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2001 Outlook - Second Half

Retail and Related Services

Only modest improvement in retail environment

- Comparable sales flat

- Continued margin pressure

- Tight expense management

- Continued TGI investment

Credit and Financial Products

Solid earnings growth

- Receivables growth from MasterCard

- Change in terms effective Q3

- Continued strong portfolio quality

Sears Canada

Strong operating income growth

- Improved comparable store sales growth

- Improvement in gross margin due to Eatons

- Favorable comparison to 2000 Eatons launch costs

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2001 Outlook - Expense Productivity

- Full year investment plan revisited and moderated

- $100M cost reductions identified

- Particular emphasis

- IT

- Marketing

- All headquarters functions under cost review

- Headcount freeze implemented in February

- Businesses/Functions targeting lower spending levels

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2001 Full-Year Outlook - Earnings Per Share

Second Quarter

- Down high single to low double-digit

Second Half

- Up high single to low double-digit

Full Year

- Projecting flat EPS

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2001 Outlook - Domestic Capital Expenditures

Historical Spending ($ B) 2001 Forecasted Spending ($ B)

1998     $1.1                                          2000
1999     $0.9                                          $0.85 (includes Full Line stores,
2000     $0.85                                          Specialty stores, Credit,
2001                                                      other and TGI)
Plan        $1.3                                       2001 Forecast
Forecast $1.1                                              $0.95
                ($0.90 plus $0.15 Wards)          (includes Full line stores,
                                                                     Specialty stores, Credit,
                                                                     other and TGI)

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2001 Outlook - Domestic Cash Flow

($ B)	2001P	2000	1999
Cash from Operations*	$ 2.0	$ 1.9	$ 2.6
Capital expenditures	(1.1)	(0.8)	(0.9)
Dividends/other	(0.3)	(0.3)	(0.2)
Free cash flow	$ 0.6	$ 0.8	$ 1.6
Cumulative free cash flow	$ 3.0	$ 2.4	$ 1.6

* Assumes the Credit and Financial Products segment capitalized at 9:1 debt to equity ratio

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Strong Balance Sheet

Domestic Capitalization ($ B)

(Year-end 2000)

Assets $41 (managed Receivables - $27; Other Assets - $14)

Liabilities $41 (Debt - $24; Other - $10; Equity - $7)

Debt ($ B)
-ABS $8
-Discrete debt 6
-MTNs & other 6
-Commercial paper 4

Ratings target = Maintain single-A debt ratings

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Financial Review - Summary

- Financially sound
     - Strong balance sheet
     - Good cash flow
 - Challenging first half
     - Economic slowdown
     - Particular effect on retail sector
     - Strong credit portfolio quality
 - Prudently forecasting modest second half improvement
     - Moderating discretionary spending
     - Reducing capital expenditure levels
     - Projecting full-year EPS flat

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